Exhibit 99.1

CISO GLOBAL ANNOUNCES EFFECTIVE DATE FOR REVERSE STOCK SPLIT

Scottsdale, Ariz. March 6, 2024 – CISO Global (NASDAQCM: CISO), an industry leader as a managed cybersecurity and compliance provider, will proceed with the 1-for-15 reverse stock split approved by CISO shareholders at the annual meeting held December 14, 2023. The reverse stock split will become effective after the close of trading on March 7, 2024. CISO outstanding common stock will begin trading on a split-adjusted basis on March 8, 2024; whereby every fifteen (15) shares of the par value of $0.00001 per share common stock will automatically convert into one (1) share of CISO stock.

The reverse stock split will reduce the number of shares of CISO outstanding common stock from roughly 180 million shares to approximately 12 million shares.

“The company has been alerted by several institutional investors that there appears to be an anomaly in our shares,” said David Jemmett, CEO. “This reverse stock split will allow us to identify our legitimate shareholders, increase the per share market price of our common stock to regain compliance with the minimum bid continued listing requirement for The Nasdaq Capital Market and better position the company for future value creation.”

“The CISO Global Board of Directors takes the responsibility of our shareholders very seriously,” said Brett Chugg, Director for CISO Global. “We are exploring and taking steps available to us to unlock and create value for our shareholders.”

Outstanding CISO equity-based awards under CISO Global’s equity incentive plan will be proportionately adjusted. Common stock underlying CISO’s outstanding warrants and convertible notes also will be adjusted. No fractional shares will be issued with the reverse stock split. Fractional shares subject to CISO Global’s equity incentive plan will be rounded down to the nearest whole share to comply with the Internal Revenue Code of 1986.

CISO Global common stock will continue trading on the Nasdaq Capital Market (under the symbol “CISO”) but will trade under CUISP number 15672X201 and ISIN number US1567X2018 starting on March 8, 2024.

Additional information concerning the reverse stock split can be found in CISO Global’s Definitive Proxy statement on file with the Securities and Exchange Commission on November 27, 2023, as well as on CISO Global’s Investor Relations website.

As previously announced, CISO Global has developed and is deploying an initial suite of proactive, AI powered security solutions valued at more than $50 million by a global leader in valuation, corporate finance, and restructuring. The company’s initial suite of software-first solutions is currently being offered to the company’s approximately 1,100 global clients and channel partners.

“This is an exciting time at CISO Global,” added Jemmett. “As we continue to grow, we want to ensure that our shareholders are appropriately rewarded.”

About CISO Global

 CISO Global (NASDAQCM: CISO), based in Scottsdale, Arizona, is a Top #25 managed cybersecurity and compliance services provider that is delivering innovative solutions through its newly developed AI and ML-powered product portfolio. The company protects the most demanding businesses and government organizations against continuing and emerging security threats and ensures their compliance obligations are being met. For more information about the company, visit CISO Global on LinkedIn, X or at www.ciso.inc.

Safe Harbor Statement

This news release contains certain statements that may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements include, among others, our belief that we are an industry leader in cybersecurity; our belief that there anomaly in the trading of our shares; our belief that the reverse stock split will allow us to identify our legitimate shareholders; our belief that the reverse split will increase the per share market price of our common stock to regain compliance with the minimum bid continued listing requirement for The Nasdaq Capital Market; our belief that the reverse split will better position the company for future value creation; our belief that our Board of Directors is working to drive shareholder gains; our belief that global expansion will benefit our shareholders; our belief that our intellectual property platforms address key common challenges that can inhibit effectiveness in cybersecurity; and our belief that our intellectual property platforms address key common challenges that can inhibit effectiveness in cybersecurity. These statements are often, but not always, made through the use of words or phrases such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “predict,” “plan,” “project,” “continuing,” “ongoing,” “potential,” “opportunity,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar words or phrases. These statements reflect our current views, expectations, and beliefs concerning future events and are subject to substantial risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, risks related to our ability to raise capital; our ability to increase revenue and cash flow and become profitable; our ability to recruit and retain key talent; our ability to identify and consummate acquisitions; our ability to acquire, attract, and retain clients; and other risks detailed from time to time in the reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2022. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation and do not intend to update any forward-looking statements, whether as a result of new information, future developments, or otherwise.

Media Inquiries:

Janet Brumfield
Ideal PR+ for CISO Global
614.582.9636
janet@idealprplus.com